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                                   EXHIBIT 1


The undersigned hereby agree that this Schedule 13D filed by us with respect to the Common Stock of Rudy's Restaurant Group, Inc. is filed on behalf of each of us.

SIGNATURES:

After reasonable inquiry and to the best of my knowledge and belief, the undersigned certify that the information set forth in this statement is true, complete and correct.

Date:  May 29, 1997                        Bayview Partners

                                           By:
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                                                William H. Van Pelt, IV
                                                Managing General Partner



                                                -------------------------------
                                                William H. Van Pelt, IV



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                                                Douglas M. Rudolph